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                                                                      EXHIBIT 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Smithway Motor Xpress Corp.
The Administrator of the Smithway Motor Xpress, Inc. 401(k)
 Retirement Savings and Investment Plan:

We consent to incorporation by reference in the registration statements (Nos. 333-10249, 333-10251, 333-21253, 333-81855, 333-97195, and 333-126026) on Form
S-8 of Smithway Motor Xpress Corp. of our report dated July 11, 2007, with respect to the statements of net assets available for benefits of the Smithway Motor Xpress, Inc. 401(k) Retirement Savings and Investment Plan as of December 31, 2006 and 2005, the related statements of changes in net assets available for benefits for the years then ended, and the related schedule, which report appears in the December 31, 2006, Form 11-K of the Smithway Motor Xpress, Inc. 401(k) Retirement Savings and Investment Plan.

/s/ KPMG LLP

Des Moines, Iowa
July 13, 2007